Exhibit 10.3

PROMISSORY NOTE

$2,000,000.00June 26, 2020

MidFirst Bank, a federally chartered savings association (collectively, with any holder of this Note, "Lender") has made a revolving line of credit loan ("Loan") to ARCADIA BIOSCIENCES, INC., a Delaware corporation ("Borrower"), pursuant to the Loan Agreement ("Loan Agreement") of even date herewith, between Lender and Borrower. All capitalized terms used, but not otherwise defined in this Promissory Note have the meaning assigned such capitalized terms in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at 3030 E. Camelback Road, Phoenix, Arizona 85016, or at such other address as may be specified by Lender, the principal sum of $2,000,000.00, or such amounts as may be advanced pursuant to the terms of the Loan Agreement, in Dollars, with interest thereon as set forth in the Loan Agreement, and to be paid in accordance with the terms of the Loan Agreement. Borrower's obligations to Lender are governed by the Loan Agreement.

1.All terms of the Loan Agreement are incorporated into this Note.

2.This Note is secured pursuant to the Security Agreement.

3.This Note only evidences Borrower's obligations to Lender which are more specifically set forth in the Loan Agreement.

4.This Note shall be construed and enforced in accordance with the laws of the State of Arizona.

5.THIS NOTE IS NOT A NEGOTIABLE INSTRUMENT.  THIS NOTE IS NOT GOVERNED BY ARTICLE 3 OF THE UCC.

ARCADIA BIOSCIENCES, INC., a Delaware corporation

By: /s/ Pamela Haley

Name: Pamela Haley

Title: CFO